Exhibit 99.1

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FOR IMMEDIATE RELEASE

April 22, 2026

GCI to Acquire Quintillion, Strengthening Alaska’s Fiber Infrastructure

Integrated networks will improve reliability, resiliency, and performance

ANCHORAGE, Alaska – GCI Holdings, LLC (“GCI”), a wholly owned subsidiary of GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) and Grain Management, LLC announced today that they have entered into a definitive agreement under which GCI will acquire 100% of the equity in Q Gateway Intermediate Holdings, LLC (“Quintillion”), a fiber infrastructure provider in Alaska. The transaction will combine Quintillion’s 1,800+ miles of existing subsea and terrestrial fiber and ~1,500 miles of planned fiber expansion with GCI’s statewide network and operations, advancing GCI’s mission to deliver reliable connectivity for Alaskans.

“This combination is more than the sum of its parts,” said Billy Wailand, Senior Vice President of Corporate Development at GCI. “By bringing together complementary fiber routes, deep operational expertise, and long-term investment under one operating model, we’re building a network that is stronger, more resilient, and better suited to Alaska’s realities than either company could deliver on its own.”

“Quintillion set out to build resilient, Arctic-ready fiber infrastructure in some of the most challenging operating environments in the world, and I’m incredibly proud of the network and business our team has built,” said Mac McHale, President of Quintillion. “GCI brings Alaska expertise, long-term commitment, and the operational scale needed to carry this network forward. We’re confident these assets will be in good hands.”

Improving Reliability Through Ringed Networks

Network reliability is especially important in Alaska, where telecommunications are central to daily life, healthcare, education, and public safety, yet operators contend with some of the harshest conditions in North America. The integration of GCI’s and Quintillion’s complementary networks will materially improve reliability for customers by increasing routing diversity and reducing the risk and duration of outages. The combined network footprint will support a self-healing, ringed network architecture that allows traffic to automatically reroute when disruptions occur, providing more dependable connectivity for the residents of some of the most remote communities in the nation.

Kotzebue (pictured), one of the communities served by Quintillion’s fiber infrastructure, sits 26 miles above the Arctic Circle in Northwest Alaska.

Unified Network Operations with Alaska-Based Expertise

Following the close of the transaction, GCI will operate the combined network using its best-in-class monitoring, maintenance, and restoration capabilities. GCI’s Alaska-based operations teams bring decades of experience managing fiber, microwave, and satellite networks in some of the most remote and unforgiving environments in North America.

Centralizing network management under one operator will improve day-to-day performance and provide clear accountability during outages and restoration efforts. The combined network will benefit from unified network planning, preventative maintenance, coordinated repair readiness, and long-term capital investment decisions optimized across the full footprint.

Expanding Access Through Strategic Grants and Private Investment

GCI and Quintillion share a common approach to expanding broadband access across Alaska: pairing significant private investment with federal and state grant programs to extend high-capacity infrastructure into regions that would otherwise be difficult or uneconomic to serve.

Following the transaction closing, GCI will complete Quintillion’s existing grant projects in progress, leveraging its deep experience delivering large-scale projects and continuing its history of responsible stewardship of public funding. It will operate the combined infrastructure as part of a unified network, ensuring continuity for participating communities.

Supporting National Defense, Public Safety, and Strategic Communications

Reliable communications infrastructure in Alaska is critically important to U.S. national security and Arctic operations. Alaska’s strategic geographic position, harsh environment, and expanding mission requirements make resilient, quickly recoverable networks essential for defense, emergency response, aviation, maritime activity, and governmental operations.

By strengthening redundancy, improving restoration capabilities, and enhancing operational coordination, the combined GCI–Quintillion network will improve communications reliability in regions that support mission-critical and national defense-related activities across the Arctic.

Key Transaction Terms

•	GCI will acquire 100% of Quintillion at a $310 million Enterprise Value, subject to customary working-capital and other adjustments.

•	GCI will reimburse up to $50 million of qualifying capital expenditures related to the Nome-to-Homer Express project.

•	Additional consideration may be payable in 2028, 2029, and 2031 through a post-closing earnout dependent on achievement of certain financial metrics.

•	Shortly after signing, GCI, LLC will provide a $160 million unsecured loan to Quintillion.

Closing is anticipated following receipt of regulatory approval and satisfaction of customary closing conditions. Existing customer relationships, contractual obligations, and service arrangements are expected to continue without change following the close of the transaction.

Bank Street Group LLC is acting as exclusive financial advisor and Morgan Lewis is serving as legal advisor to Quintillion. TD Securities is acting as financial advisor and Baker Botts and O’Melveny & Myers are serving as legal advisors to GCI Liberty.

About GCI

Headquartered in Alaska, GCI provides data, mobile, voice and managed services to consumer, business, government, and carrier customers throughout Alaska, serving more than 200 communities. The company has invested $4.7 billion in its Alaska network and facilities over the past 47 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska. Learn more about GCI at www.gci.com. GCI is a wholly owned subsidiary of GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK).

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) consists of its wholly owned subsidiary GCI. GCI is Alaska’s largest communications provider, providing data, voice and managed services to consumer and business customers throughout Alaska, serving more than 200 communities. GCI has invested $4.7 billion in its Alaska network and facilities over the past 47 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

About Quintillion

Quintillion is a leading communications infrastructure provider in Alaska, providing subsea and terrestrial fiber connectivity primarily on a wholesale basis. Upon completion of planned expansion, the company’s total network will span over 3,316 route miles, comprised of 2,341 miles of subsea and 824 miles of terrestrial fiber. The existing network has 80.4% remaining capacity to address digital equity needs across Alaska. Quintillion operates a complementary subsea and terrestrial fiber network designed to deliver high-capacity, resilient connectivity across the state. Quintillion’s network supports carriers, healthcare providers, educational institutions, public safety organizations, and other mission-critical customers through long-term, contracted relationships.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the proposed acquisition of Quintillion and its completion and statements relating to expectations regarding the GCI and Quintillion businesses and prospects. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the timing to consummate the proposed transaction, the ultimate outcome and results of integrating Quintillion’s operations, the ultimate outcome of GCI Liberty’s operating efficiencies after the consummation of the transaction, and the ability of GCI Liberty to realize the expected synergies and other benefits. These forward-looking statements speak only as of the date of this communication, and GCI Liberty and GCI expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of GCI Liberty, including its most recent Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports GCI Liberty subsequently files with the SEC, for additional information about GCI Liberty and about the risks and uncertainties related to GCI Liberty’s business which may affect the statements made in this communication.

Media Contacts

GCI

Megan Webb, 907-570-4239

Email: mwebb@gci.com

GCI Liberty, Inc.

Hooper Stevens, 720-875-5406

Email: hstevens@libertymedia.com

Quintillion

Grace Jang, 907-301-3534

Email: grace.jang@gracejangsolutions.com